SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

SEAENA, INC.

Date of Report (Date of earliest event reported) May 21, 2007

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-29781 (Commission File Number)	80-0104557 (IRS Employer Identification No.)

1181 Grier Drive, Suite B, Las Vegas, Nevada 89119

(Address of principal executive offices)        (Zip Code)

Registrant’s telephone number, including area code (702) 740-4616

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

As of March 31, 2006, the registrant completed the Asset Purchase Agreement with U.C. Laser Ltd. (“UC”), entered into on December 29, 2005 but to be effective January 1, 2006, and as amended February 1, 2006 and March 9, 2006 (the “Asset Purchase Agreement”), in which the registrant agreed to purchase all of the assets of UC used in connection with the manufacturing, distribution and marketing of its decorative images and products. The assets acquired included UC’s subsidiaries, U.C. Laser, Inc. and CIC Laser Technologies Ltd., as well as UC’s worldwide, exclusive rights to use the colored glass technology owned by Laser Glass Ltd. There was no relationship, other than in respect of this transaction, between UC and the registrant or any affiliates of the registrant.

Pursuant to the Asset Purchase Agreement, Crystal Impressions (Israel) Ltd., a corporation organized under the laws of Israel (“CI”), which is a wholly owned subsidiary of the registrant, and Laser Glass, Ltd., a corporation organized under the laws of Israel (“LG”), entered into a certain agreement dated February 1, 2006, whereby, among other things, LG granted a license of certain patent rights to CI (the “Patent License”). Pursuant to the terms of the Asset Purchase Agreement, as amended, UC agreed to transfer to CI all of the shares of corporate stock of LG held by UC, constituting majority ownership of LG (the “LG Shares”).

In consideration for the purchased assets, the registrant assumed the liabilities arising from or related to the purchased assets in the approximate amount of $4,924,000, and issued 2,276,795 shares of Class B Preferred Stock of the registrant. These shares of Class B Preferred Stock collectively have voting rights equal to 45% of all voting rights of all of the registrant’s capital stock outstanding immediately after the closing, determined on a fully diluted basis. Each share of Class B Preferred Stock is convertible into 2.857 shares of common stock so that collectively, the Class B Preferred Shares issued to UC are convertible into 6,505,129 shares of our common stock, which, immediately after such conversion, represent 45% of all shares of our capital stock then outstanding on a fully diluted basis.

On January 8, 2007, the registrant entered into an Agreement and Mutual Release with UC, which, as amended on May 3, 2007, provided for the following:

•

The registrant’s purchase of the 2,276,795 shares of Class B Preferred Stock from UC for $425,000, of which $400,000 is to be paid in the form of a non-interest bearing promissory note due six months from the date of issuance;

•	UC causing the LG Shares to be transferred to the registrant;
•	The Patent License to remain in full force and effect;
•

In consideration for the payment of $25,000 by UC to the registrant, the registrant’s issuance of a warrant to UC to purchase 600,000 shares of the registrant’s common stock, which can be exercised at a price of $0.575 per share through December 31, 2010; and

•	Mutual releases by the registrant and UC effective upon closing.

The closing, which was to occur no later than May 31, 2007, occurred on May 21, 2007. On that date, the documents executed on May 3, 2007 were released to the parties.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the registrant’s purchase of the 2,276,795 shares of Class B Preferred Stock from UC for $425,000, $400,000 of that amount was paid in the form of a non-interest bearing promissory note due November 3, 2007 or earlier upon the sale by the registrant of the Class B Preferred Stock or any other equity interest in the registrant exceeding 25% of the voting rights of the registrant, in one transaction or a series of transactions.

Payment of this note is secured by a pledge of the 2,276,795 shares of Class B Preferred Stock, which will be held as treasury stock until the note has been paid in full.

Item 3.02	Unregistered Sales of Equity Securities

In consideration for the payment of $25,000 by UC to the registrant, the registrant issued to UC a warrant to purchase 600,000 shares of the registrant’s common stock, which can be exercised at a price of $0.575 per share through December 31, 2010.

Item 9.01	Financial Statements and Exhibits

Exhibits:

Regulation S-B Number	Document
4.1	Warrant issued to U.C. Laser Ltd. dated May 3, 2007
10.1	Agreement and Mutual Release by and between U.C. Laser Ltd. and Seaena, Inc. dated as of January 8, 2007
10.2	Amendment to Agreement and Mutual Release by and between U.C. Laser Ltd. and Seaena, Inc. dated as of May 3, 2007
10.3	Promissory Note to U.C. Laser Ltd. dated May 3, 2007
10.4	Pledge Agreement for the benefit of U.C. Laser Ltd. dated May 3, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEAENA, INC.
May 24, 2007	By: /s/ Doug E. Lee Doug E. Lee President

Exhibit Index

Regulation S-B Number	Document
4.1	Warrant issued to U.C. Laser Ltd. dated May 3, 2007
10.1	Agreement and Mutual Release by and between U.C. Laser Ltd. and Seaena, Inc. dated as of January 8, 2007
10.2	Amendment to Agreement and Mutual Release by and between U.C. Laser Ltd. and Seaena, Inc. dated as of May 3, 2007
10.3	Promissory Note to U.C. Laser Ltd. dated May 3, 2007
10.4	Pledge Agreement for the benefit of U.C. Laser Ltd. dated May 3, 2007

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